FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET
10TH FLOOR
PHILADELPHIA, PA 19103
215-546-5005, 215-640-6354 (fax)

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2010

Highlights

•	Adjusted net income of $0.33 and $1.15 per share-diluted, respectively.

•	Estimated REIT taxable income of $0.14 and $0.85 per share-diluted, respectively.

•	GAAP net (loss) income of ($0.17) and $0.41 per share-diluted, respectively.

•	Net interest income increased by $5.4 million and $15.3 million, or 39.6% and 29.3%, compared to the three months and year ended December 31, 2009.

•	$197.7 million of total cash, including restricted cash of $168.2 million at December 31, 2010.

•	$124.9 million and $410.8 million of total loans receivable repaid and settled, respectively.

•	Repurchased $15.0 million and $91.3 million of its CDO notes for $9.7 million and $56.7 million, a 35.5% and 37.9% discount to par, for gains of $5.3 million and $34.6 million, respectively.

•	Common stock cash dividend of $0.25 and $1.00 per share, respectively.

•
In a recent development, RSO acquired 100% ownership interest in Churchill Pacific Asset Management LLC which manages $1.9 billion in syndicated bank loan and high yield assets and will be entitled to collect senior, subordinate and incentive management fees.

New York, N.Y., March 8, 2011 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) loan assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and structured note investments, reported results for the three months and year ended December 31, 2010.

•
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, was $18.5 million and $55.0 million, or $0.33 per share-diluted and $1.15 per share-diluted for the three months and year ended December 31, 2010, respectively, as compared to $10.2 million and $36.6 million, or $0.36 per share-diluted and $1.45 per share-diluted for the three months and year ended December 31, 2009, increases of $8.3 million (82%) and $18.3 million (50%), respectively.  For a reconciliation of adjusted net income to GAAP net (loss) income, see Schedule I to this press release.

•
Estimated REIT taxable income, a non-GAAP measure, for the three months and year ended December 31, 2010, was $7.6 million, or $0.14 per share-diluted, and $40.7 million, or $0.85 per share-diluted, respectively, as compared to $9.7 million, or $0.34 per share-diluted, and $31.5 million, or $1.23 per share-diluted for the three months and year ended December 31, 2009, respectively, a decrease of $2.1 million, or 21%, and an increase of $9.3 million, or 29%, respectively.  For a reconciliation of estimated REIT taxable income to GAAP net (loss) income, see Schedule II to this press release.

•
GAAP net loss for the three months ended December 31, 2010 was $9.4 million, or $0.17 per share-diluted and GAAP net income for the year ended December 31, 2010 was $19.4 million, or $0.41 per share-diluted, respectively, as compared to GAAP net income for the three months and year ended December 31, 2009 of $12.1 million, or $0.43 per share-diluted and $6.3 million, or $0.25 per share, respectively.

•
On December 16, 2010, the Company declared a quarterly distribution of $0.25 per share of common stock, $14.6 million in the aggregate, which was paid on January 26, 2011 to stockholders of record as of December 31, 2010.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “During 2010 we achieved significant improvements and positioned Resource Capital to benefit from improving economic conditions.  We had adjusted net income of $1.15 per share and distributed $1.00 to our shareholders.  We made important investments in commercial finance and in the syndicated loan business that we expect to generate meaningful returns.  In addition, we have repositioned our real estate loan business by restarting our commercial mortgage origination platform and also by selling some mezzanine loans and b-notes originated before the financial crisis – reducing our risk.  With new investments at work and with significant liquidity and capital to take advantage of more opportunities, we look forward to 2011 and are excited about our prospects.  We continue to expect to pay a $1.00 cash dividend for 2011.”

Additional financial results:

Commercial Real Estate

•
RSO received repayments on CRE loans of $1.8 million and $49.4 million for the three months and year ended December 31, 2010, respectively.  For the year ended December 31, 2010, RSO sold two loans, which resulted in $36.8 million of proceeds and had no such transactions for the three month period.

•
RSO received repayments on CMBS investments of $360 and $1.2 million and sold three and four CMBS investments, which resulted in the receipt of $13.0 million and $19.1 million of proceeds during the three months and year ended December 31, 2010, respectively.

•
During the three months and year ended December 31, 2010, RSO acquired $9.8 million and $37.1 million par value of CMBS at a discount to par of 7.8% and 22.5%, respectively.  These purchases provided a weighted average annual yield of approximately 5.8% and 7.2%, respectively.

•
RSO recorded asset impairments of $16.1 million and $26.6 million during the three months and year ended December 31, 2010 on two and five CMBS positions, respectively, that deteriorated and are in payment default.

•	RSO has originated one new CRE whole loan totaling $6.3 million since December 31, 2010.

The following table summarizes RSO’s CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2010 (in millions, except percentages):

	Three Months Ended December 31, 2010	Year Ended December 31, 2010	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans	17.7	17.7
Whole loans – future fundings (3)	$1.4	$4.9	3.05%	8.51%

New loans production	19.1	22.6
Sale of real estate loans	−	(36.8)
Payoffs	−	(17.7)
Principal paydowns	(1.8)	(31.7)
Loans, net (4)	$17.3	$(63.6)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of December 31, 2010.

(2)	Reflects rates on RSO’s portfolio balance as of December 31, 2010.

(3)	Consists of fundings of previous commitments.

(4)	The basis of new net loans does not include provisions for losses on CRE loans of $17.1 million for the three months ended December 31, 2010 and $44.4 million for the year ended December 31, 2010.

Commercial Finance - Syndicated Bank Loans

•
RSO’s bank loan portfolio, including asset-backed securities (“ABS”) held-to-maturity, ended the fourth quarter with total investments of $890.1 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.94%.  All of RSO’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47% (0.81% at December 31, 2010).

•
During the three months and year ended December 31, 2010, RSO bought bank loans through its CLOs with a par value of $102.7 million and $323.8 million, respectively, at a discount to par of 2.8% and 4.3%, respectively.  For the three months and year ended December 31, 2010, the net discounts of $2.8 million and $11.2 million, respectively, each improved the asset collateralization in its CLOs.  These purchases provided weighted average annual yields of approximately 5.1% and 4.4%, respectively.

•
On February 24, 2011, RSO announced that it had entered into a definitive agreement that will expand its management operations in broadly syndicated bank loans.  A subsidiary of RSO has agreed to purchase 100% of the ownership interests in Churchill Pacific Asset Management LLC ("CPAM") from Churchill Financial Holdings LLC ("Churchill") for $22.5 million. Through CPAM, RSO will be entitled to collect senior, subordinated and incentive fees related to five Collateralized Loan Obligations (“CLOs”) totaling approximately $1.9 billion in assets managed by CPAM.  CPAM will be assisted by Apidos Capital Management, LLC, in managing the five CLOs.  CPAM has subsequently changed its name to Resource Capital Asset Management.

Commercial Finance - Lease Receivables

•
RSO’s lease receivables portfolio, which was acquired through a securitization during the second quarter ended June 30, 2010, received paydowns of $6.0 million and $14.0 million and proceeds from sales of $347,000 and $1.6 million during the three months and year ended December 31, 2010, respectively.  The portfolio had a balance of $109.6 million as of December 31, 2010.  RSO also paid down the notes issued in the securitization by $8.2 million and $18.0 million during the three months and year ended December 31, 2010, respectively, leaving an outstanding balance of $95.0 million as of December 31, 2010.

•
On January 4, 2011, RSO entered into a joint venture with LEAF Commercial Capital, Inc. (“LEAF Commercial”), which is a joint venture among LEAF Financial Corp (“LEAF”) (a subsidiary of Resource America), RSO and Guggenheim Securities.  LEAF contributed its leasing platform and directly-held leases and loans to LEAF Commercial, while RSO and Guggenheim Securities committed to investing up to $44.0 million of capital in the form of preferred stock and subordinated debt, respectively, into LEAF Commercial.  A portion of RSO’s investment consisted of the contribution of leases and loans it had acquired from LEAF which were held as of December 31, 2010.  In return for RSO’s capital investments, RSO received 2,626 shares of LEAF Commercial Series A preferred stock and warrants to purchase 4,800 shares of LEAF Commercial common stock for an exercise price of $0.01 per share (representing 48% of LEAF Commercial’s common stock on a fully-diluted basis).

Book Value

As of December 31, 2010, RSO’s book value per common share was $5.99.  Total stockholders’ equity was $348.3 million as of December 31, 2010 as compared to $228.8 million as of December 31, 2009.  Total common shares outstanding were 58,183,425 as of December 31, 2010 as compared to 36,545,737 as of December 31, 2009.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO’s investment portfolio as of December 31, 2010, classified by interest rate and by asset type.  The following table includes both (i) the amortized cost of RSO’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
December 31, 2010
Floating rate
CMBS-private placement	$31,127	100.00%	$9,569	30.74%	$(21,558)	-69.26%
Structured notes	7,984	34.09%	17,723	75.67%	9,739	41.58%
Other ABS	−	0.00%	22	0.26%	22	0.26%
B notes (1)	26,485	99.94%	26,071	98.38%	(414)	-1.56%
Mezzanine loans (1)	83,699	100.00%	82,680	98.78%	(1,019)	-1.22%
Whole loans (1)	441,372	99.92%	419,207	94.91%	(22,165)	-5.01%
Bank loans (2)	856,436	96.99%	850,500	96.32%	(5,936)	-0.67%
Loans held for sale (3)	13,593	55.92%	13,593	55.92%	−	0.00%
ABS held-to-maturity (4)	29,036	91.08%	25,941	81.37%	(3,095)	-9.71%
Total floating rate	1,489,732	95.86%	1,445,306	93.01%	(44,426)	-2.85%
Fixed rate
CMBS – private placement	52,097	48.30%	54,369	50.41%	2,272	2.11%
B notes (1)	30,966	99.53%	30,482	97.97%	(484)	-1.56%
Mezzanine loans (1)	38,545	100.23%	31,012	80.64%	(7,533)	-19.59%
Loans held for sale (3)	15,000	75.00%	15,000	75.00%	−	0.00%
Lease receivables (5)	109,682	100.00%	109,612	99.94%	(70)	-0.06%
Total fixed rate	246,290	80.20%	240,475	78.30%	(5,815)	-1.90%
Grand total	$1,736,022	93.28%	$1,685,781	90.58%	$(50,241)	-2.70%

(1)
Net carrying amount includes an allowance for loan losses of $31.6 million at December 31, 2010, allocated as follows:  B notes ($899,000), mezzanine loans ($8.5 million) and whole loans ($22.2 million).

(2)
The bank loan portfolio is carried at amortized cost less an allowance for loan loss and was $853.8 million at December 31, 2010.  The amount disclosed represents net realizable value at December 31, 2010, which includes a $2.6 million allowance for loan losses at December 31, 2010.

(3)	Loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

(4)	ABS held to maturity are carried at amortized cost less other-than-temporary impairment.

(5)	Net carrying amount includes a $70,000 allowance for lease receivables losses at December 31, 2010.

Liquidity

At February 28, 2011, after disbursing the fourth quarter 2010 dividend, RSO’s liquidity of $215.0 million consists of two primary sources:

•	unrestricted cash and cash equivalents of $9.4 million and restricted cash of $2.5 million in margin call accounts; and

•	capital available for reinvestment in its five CDO entities of $203.1 million, of which $0.9 million is designated to finance future funding commitments on CRE loans.

Capital Allocation

As of December 31, 2010, RSO had allocated its invested equity capital among its targeted asset classes as follows: 77% in CRE investments, 18% in commercial bank loans, 3% in lease receivables and 2% in structured notes (trading securities).

Supplemental Information

The following schedules of reconciliations or supplemental information as of December 31, 2010 are included at the end of this release:

•	Schedule I – Reconciliation of GAAP Net (Loss) Income to Adjusted Net Income; and

•	Schedule II – Reconciliation of GAAP Net (Loss) Income to Estimated REIT Taxable Income; and

•	Schedule III – Summary of CDO and CLO Performance Statistics.

•	Supplemental Information regarding loan and leasing investment statistics, CRE loans, bank loans and lease receivables.

About Resource Capital Corp.

RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes.  RSO’s investment strategy focuses on CRE and CRE-related assets, and, to a lesser extent, commercial finance assets. RSO invests in the following asset classes: CRE-related assets such as whole loans, A-notes, B-notes, mezzanine loans, commercial mortgage-backed securities and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.

RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RSO’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RSO’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RSO’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RSO’s unaudited consolidated balance sheets, unaudited consolidated statements of operations, reconciliation of GAAP net (loss) income to adjusted net income, a reconciliation of GAAP net (loss) income to estimated REIT taxable income and a summary of CDO and CLO performance statistics and supplemental information regarding RSO’s CRE loan, bank loan and lease receivable portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$29,488	$51,991
Restricted cash	168,192	85,125
Investment securities-trading	17,723	−
Investment securities available-for-sale, pledged as collateral, at fair value	57,998	39,304
Investment securities available-for-sale, at fair value	5,962	5,238
Investment securities held-to-maturity, pledged as collateral	29,036	31,401
Property available-for-sale	4,444	−
Loans, pledged as collateral and net of allowances of $34.2 million and $47.1 million	1,443,271	1,557,757
Loans held for sale	28,593	8,050
Lease receivables, pledged as collateral, net of allowances of $70,000 and $1.1 million and net of unearned income	109,612	927
Loans receivable – related party	9,927	−
Investments in unconsolidated entities	6,791	3,605
Dividend reinvestment plan proceeds receivable	10,000	−
Interest receivable	6,330	5,754
Deferred tax asset	4,401	−
Other assets	2,432	2,252
Total assets	$1,934,200	$1,791,404
LIABILITIES
Borrowings	$1,543,251	$1,534,874
Distribution payable	14,555	9,170
Accrued interest expense	1,618	1,516
Derivatives, at fair value	13,292	12,767
Deferred tax liability	9,798	−
Accounts payable and other liabilities	3,360	4,247
Total liabilities	1,585,874	1,562,574
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 58,183,425 and 36,545,737 shares issues and outstanding (including 534,957 and 437,319 unvested restricted shares)	58	36
Additional paid-in capital	528,373	405,517
Accumulated other comprehensive loss	(33,918)	(62,154)
Distributions in excess of earnings	(146,187)	(114,569)
Total stockholders’ equity	348,326	228,830
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,934,200	$1,791,404

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
REVENUES
Interest income:
Loans	$19,751	$20,230	$76,836	$84,563
Securities	2,529	2,551	11,434	7,225
Leases	4,529	(1)	11,306	4,336
Interest income – other	1,684	416	4,335	1,469
Total interest income	28,493	23,196	103,911	97,593
Interest expense	9,511	9,599	36,466	45,427
Net interest income	18,982	13,597	67,445	52,166

OPERATING EXPENSES
Management fees − related party	3,371	2,483	13,216	8,363
Equity compensation – related party	758	166	2,221	1,240
Professional services	1,441	1,074	3,627	3,866
Insurance	183	219	759	828
Depreciation on operating leases	1,660	−	4,003	−
General and administrative	829	487	3,061	1,764
Income tax expense (benefit)	416	14	5,721	(2)
Total expenses	8,658	4,443	32,608	16,059

	10,324	9,154	34,837	36,107

OTHER (EXPENSE) REVENUE
Impairment losses on investment securities	(17,868)	(11,396)	(29,042)	(27,490)
Recognized in other comprehensive loss	(1,578)	(4,485)	(2,238)	(14,019)
Net impairment losses recognized in earnings	(16,290)	(6,911)	(26,804)	(13,471)
Net realized gain on investment securities available-for-sale and loans	3,314	1,026	4,821	1,890
Net realized gains on investment securities-trading	516	−	5,052	−
Net unrealized gains on investment securities-trading	4,532	−	9,739	−
Provision for loan and lease losses	(16,958)	(16,109)	(43,321)	(61,383)
Gains on the extinguishment of debt	5,325	24,905	34,610	44,546
Other (expense) income	(137)	25	513	(1,350)
Total (expense) revenue	(19,698)	2,936	(15,390)	(29,768)

NET (LOSS) INCOME	$(9,374)	$12,090	$19,447	$6,339

NET (LOSS) INCOME PER SHARE – BASIC	$(0.17)	$0.43	$0.41	$0.25

NET (LOSS) INCOME PER SHARE – DILUTED	$(0.17)	$0.43	$0.41	$0.25

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	55,928,662	27,829,752	47,715,082	25,205,403

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	55,928,662	28,166,984	47,907,281	25,355,821

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.15

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Net (loss) income − GAAP	$(9,374)	$12,090	$19,447	$6,339
Adjustments:
Provision for loan and lease losses (2)	16,958	16,109	43,321	61,383
Asset impairments	16,290	6,911	26,804	13,471
Gains on the extinguishment of debt	(5,325)	(24,905)	(34,610)	(44,546)
Adjusted net income, excluding non-cash charges (1)	$18,549	$10,205	$54,962	$36,647
Adjusted net income per share – diluted, excluding non-cash charges	$0.33	$0.36	$1.15	$1.45

(1)
During 2010, RSO evaluated its performance based on several performance measures, including adjusted net income, in addition to net (loss) income and estimated REIT taxable income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RSO’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net (loss) income because it helps management evaluate RSO’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RSO’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RSO’s investment portfolios, ability to manage its expenses and dividend paying ability before the impact of non-cash adjustments and non-operating capital gain or loss recorded in accordance with GAAP.  RSO believes this is a useful performance measure for investors to evaluate these aspects of RSO’s business as well.  The most significant adjustments RSO excludes in determining adjusted earnings as of December 31, 2010 and 2009 are its provision for loan and lease losses, loss from asset impairments and gain on the extinguishment of debt.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RSO’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RSO’s operating performance by excluding management’s expectation of possible future gains or losses from RSO’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income (loss), or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in RSO’s consolidated financial statements to help analyze management’s expectation of potential future losses from RSO’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RSO’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan and lease losses.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(in thousands, except per share data)
(Unaudited)

RSO calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net (loss) income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net (loss) income − GAAP	$(9,374)	$12,090	$19,447	$6,339
Taxable REIT subsidiary’s (income) loss	(3,222)	1,285	(9,833)	3,138
Adjusted net (loss) income	(12,596)	13,375	9,614	9,477
Adjustments:
Share-based compensation to related parties	1,392	(117)	805	543
Capital loss carryover (utilization)/losses from the sale of securities	(3,832)	(160)	(5,013)	4,818
Provision for loan and lease losses unrealized	17,063	13,537	44,357	26,877
Asset impairments	16,125	6,911	26,638	13,471
Equity in income of real estate joint venture	(5,899)	−	(14,493)	−
Tax gain on sale of real estate joint venture	401	−	1,443	−
Deferral of extinguishment of debt income	−	(15,789)	−	(28,530)
Net book to tax adjustment for the inclusion of our taxable foreign REIT subsidiaries	(5,997)	(10,878)	(22,204)	(6,277)
Subpart F income limitation (2)	−	3,001	−	9,872
Distributable earnings from nonconsolidating taxable REIT subsidiary	1,000	−	1,000	−
Other net book to tax adjustments	(27)	(175)	(1,423)	1,212
Estimated REIT taxable income	$7,630	$9,705	$40,724	$31,463

Amounts per share – diluted	$0.14	$0.34	$0.85	$1.23

(1)
RSO believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RSO is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RSO, as a REIT, expects to make distributions based on estimated REIT taxable income, RSO expects that its distributions may at times be more or less than its reported GAAP net income.  Total estimated REIT taxable income is the aggregate amount of estimated REIT taxable income generated by RSO and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RSO’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RSO.  There is no requirement that RSO’s domestic taxable REIT subsidiary distribute its income to RSO.  Estimated REIT taxable income, however, includes the taxable income of RSO’s foreign taxable REIT subsidiaries because RSO generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth collateralized debt obligations – distributions and coverage test summary for the periods presented:

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Years Ended		As of	As of	As of Initial
		December 31,	December 31,	December 31,	December 31,	Measurement
Name	CDO Type	2010 (1)	2009 (1)	2010 (2) (3)	2010 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$7,695	$6,643	$8,528	$12,854	$17,136
Apidos CDO III	CLO	$6,552	$6,390	$3,483	$8,531	$11,269
Apidos Cinco CDO	CLO	$7,792	$7,553	$4,488	$21,030	$17,774
RREF 2006-1	CRE CDO	$8,929	$13,222	$7,555	$18,446	$24,941
RREF 2007-1	CRE CDO	$15,068	$20,536	$11,918	$14,024	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RSO’s impaired loans and lease receivables and related allowances for the periods indicated (based on amortized cost):

Allowance for loan and lease receivable losses:
Specific allowance:
Commercial real estate loans	$20,844		$18,764
Bank loans	112		9,577
Total specific allowance (1)	20,956		28,341
General allowance:
Commercial real estate loans	10,773		10,533
Bank loans	2,504		8,248
Lease receivables	70		1,140
Total general allowance	13,347		19,921
Total allowance for loans and leases	$34,303		$48,262
Allowance as a percentage of total loan and lease receivables	2.1%		2.9%

Loans held for sale:
Commercial Real Estate Loans:
Commercial real estate loans at cost	$39,187	$	−
Commercial real estate loans provision	(14,621)		−
Commercial real estate loans held for sale	24,566		−
Bank Loans:
Bank loans at cost	$5,172		$10,182
Bank loans provision	(1,145)		(2,132)
Bank loans held for sale	4,027		8,050
Loans held for sale	$28,593		$8,050

(1)
Includes allowances on par values of the following assets: commercial real estate loans of $42.2 million, bank loans of $0.3 million and lease receivables of $0.2 million.  Specific allowances were not taken on the following asset par values that were evaluated under FAS 114 for impairment: commercial real estate loans of $111.4 million and lease receivable of $10.0 million.  Statement of Financial Accounting Standard 114 (“FAS 114”) requires that loans that have been restructured and / or extended are subject to evaluation as to whether or not they are deemed to be troubled debt restructurings (“TDRs”).  As an example, loans are deemed to be TDRs when a concession, such as an extension of the term of the loan has been granted to the borrower.  These TDRs do not have an associated specific loan loss allowance because the principal and interest amount is considered recoverable based on expected collateral performance and / or guarantees made by the borrowers.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2010 (based on par value):

Security type:
Whole loans	66.9%
Mezzanine loans	24.4%
B Notes	8.7%
Total	100.0%

Collateral type:
Hotel	31.9%
Multifamily	26.9%
Office	22.6%
Retail	11.1%
Flex	1.1%
Self-storage	0.9%
Other	5.5%
Total	100.0%

Collateral location:
Southern California	26.0%
Northern California	12.0%
New York	10.4%
Arizona	8.8%
Florida	8.0%
Texas	5.0%
Tennessee	4.8%
Washington	4.7%
Colorado	4.6%
Other	15.7%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2010 (based on par value):

Industry type:
Healthcare, education and childcare	10.7%
Diversified/conglomerate service	9.0%
Broadcasting and entertainment	7.8%
Printing and publishing	5.5%
Retail stores	5.2%
Personal transportation	5.0%
Automobile	5.0%
Chemicals, plastics and rubber	4.8%
Telecommunications	4.7%
Personal, food and miscellaneous services	4.7%
Electronics	4.1%
CDOs	3.5%
Other	30.0%
Total	100.0%

The following table describes lease receivables by industry as of December 31, 2010 (based on par value):

Industry type:
Services	55.7%
Manufacturing	10.9%
Finance, insurance and real estate	10.0%
Retail Trade	6.6%
Wholesale Trade	5.8%
Transportation, communication, energy	4.8%
Construction	3.1%
Public Administration	1.6%
Agriculture, forestry, fishing	1.1%
Other	0.4%
Total	100.0%